Exhibit 10.21

                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 21st day of July, 1999, by and between COLORADO SATELLITE BROADCASTING, INC., 27357 Valley Center Road, Valley Center, California 92082 (hereinafter referred to as "CSB" or "Licensee") and METRO GLOBAL MEDIA, INC. on behalf of itself and its wholly owned subsidiary. METRO, INC., 1060 Park Avenue, Cranston, Rhode Island 02920 (hereinafter collectively referred to as "Licensor").

                               W I T N E S S E T H

     WHEREAS, CSB owns and operates networks for exhibition of audio visual material over all forms of cable or satellite television, including basic cable television, pay and subscription television, pay-per-view and satellite transmission. Additionally, CSB is in the process of developing networks for exhibition or transmission over various forms of Internet or so-called Worldwide Web for access by television or personal computers;

     WHEREAS, Licensor is and for many years has been in the business of producing and distributing motion pictures intended primari1y for the adult market. Licensor currently owns the rights granted hereunder with respect to an inventory of approximately 3,234 motion pictures which have been acquired and/or produced by Licensor, or its affiliate companies; and

     WHEREAS, it is the intention of the parties to enter into this Agreement relating to all Catalog Pictures and New Releases (as defined below). The Catalog Pictures and New Releases are collectively referred to as the Pictures. The term "Internet", as used herein, shall refer to information transmitted via a global computer network which is accessed via Internet Protocol (IP) codes and viewed by an Internet browser.

     IN CONSIDERATION of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. DEFINITIONS

     1.1. As used in this Agreement, certain capitalized terms not otherwise defined in the body of the Agreement shall have the meaning as specifically set forth in Addendum "A", which is incorporated herein by this reference.

2. GRANT OF RIGHTS

     To the extent the grant by Licensor to CSB does not conflict with the rights previously granted or reserved to a third party, and subject to the terms and conditions hereof, and as set forth below, as to each and every Picture, Licensor hereby grants to CSB the right and license under copyright to broadcast, exhibit and/or display any and all versions of the Pictures over any form of cable or satellite television and/or by way of any form of Internet transmission, whether known or hereafter discovered. As used herein, the term "versions(s)" shall describe the different editing of each Picture set forth in the third sentence of Section 2.5 below:

     CSB  is  hereby   granted  the  following   rights,   the   exclusivity  or
non-exclusivity thereof to be determined as set forth in Section 6 below:

     2.1. The right to distribute and publish the Pictures using all forms of satellite, cable or Internet transmission to television sets, computer monitors or other devices intended to receive exhibit audio visual images, whether now known or hereafter discovered, including any and all forms of pay-television and pay per view television, including CATV or cable television, any form of pay television, pay-over-the-air television system, closed


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circuit  system,  video on demand system,  satellite  master antenna  television system, DBS system (including, without limitation, KU-Band), hotel/motel system, and any and all other Pay Television systems which exhibit motion pictures as part of a Pay or Pay-Per-View Service. Such systems include, without limitation, hotels, motels, inns, lodges, hospitals, nursing homes, convalescent homes, offices, military bases, prisons, ships, oil rigs, dormitories and the like carrying Pay or Pay Per View Service via satellite, cable or Internet transmission. Notwithstanding the foregoing, it is acknowledged and agreed that neither CSB nor any affiliate may sell or distribute copies of the Pictures as standalone products to an OnCommand or Spectravision type service.

     2.2. The method of exhibition of motion pictures and other programs over television receivers where consumers purchase the right to view such motion pictures or other programs on a fee-per-exhibition basis, in: (i) non-residential institutions (including, without limitation, hotel or motel rooms or hospital rooms or in other non-common or non-public areas of other institutions, with transmission via either satellite, cable or Internet) is referred to as "Non-Residential Pay-Per-View", and (ii) homes is referred to as "Residential Pay-Per-View." The term "Pay-Per-View" when used herein shall include both Residential Pay-Per-View and Non-Residential Pay-Per-View.

     2.3. The rights to distribute and publish the Pictures via a "narrow band" Internet service (i.e., below 56k "dial up" modem connections) and via a "broadband" Internet service (i.e., 56k or above "dial up" modem connections) and all forms of Internet transmission whether now known or hereafter discovered (herein, the "Internet Rights").

     2.4. The Television, Pay-Per-View and Internet Rights granted hereunder include the rights to exhibit, broadcast, display and radio simulcast, all or any portions of the Picture(s), including excerpts therefrom, and, to subdistribute such rights, in all versions in and throughout the Territory; provided that CSB may not, under any circumstances relicense individual Pictures to third parties; and,

     2.5. The right to make such edits, changes, alterations and modifications in the Pictures, including changing the title of any Picture, as CSB, determines in its sole discretion, is appropriate or necessary for time restrictions, to comply with any applicable censorship requirements, to create new versions to accommodate CSB's marketing plans or to take advantage of new opportunities to market and exploit new and different versions of adult motion pictures in and throughout the Territory in the media licensed to CSB hereunder; provided, that CSB will not create any compilations of the Pictures for separate exhibition, other than for promotional purposes or in connection with a multi-channel Internet feed. Licensor shall deliver to CSB, the masters of all existing versions of the Picture(s) plus any and all existing outtakes or cover shots, wrap-arounds, director's cuts, interviews, production stills, artwork, etc., as may be available, all in accordance with CSB's delivery requirements as set forth in the addenda attached hereto. Licensor shall also provide CSB with "behind the scenes" videos from the sets of the New Releases (as hereinafter defined) during their production, in accordance with CSB's reasonable requests. In all events, the masters to be delivered to CSB shall include at least a fully-edited so-called XXX and a fully-edited so-called soft or cable versions, if such version has been produced. In the event new versions are created Licensor after delivery to CSB of XXX and Cable versions, including any versions into any foreign language, Licensor agrees to immediately furnish CSB with masters of such new or dubbed versions in accordance with the delivery specifications set forth in the addenda attached hereto.

     2.6. The rights granted to CSB hereunder shall include the right to create, at its sole cost and expense, new, and different versions of the Pictures for exhibition via satellite, cable or the Internet, as contemplated above. Such derivative versions may constitute separately copyrightable derivative works of Licensor and may include material only from the respective Pictures' XXX versions, cable versions, outtakes and cover shots furnished by Licensor; provided, that CSB will not create any compilations of the Pictures for separate exhibition, other than for promotional purposes or in connection with a multi-channel Internet feed. Such versions shall include so-called XX versions to conform to the current standards of TEN (the erotic network), one of CSB's affiliated systems. Such new versions shall be delivered to Licensor only upon the termination of CSB's rights to such

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     Pictures under this License Agreement and in such format as conforms to the technical specifications set forth in the addenda attached hereto, and Licensor shall pay CSB one dollar ($1.00) for each such picture. Other than the license rights set forth herein, CSB shall have no rights to the derivative works so produced.

     2.7. The right to translate and dub the title and soundtrack of any and all versions of the Pictures in any languages, and to distribute such dubbed versions throughout the Territory.

     2.8. The right to copy, in any form or medium which CSB determines appropriate, the Pictures and to distribute such copies in the normal course of CSB's satellite, cable or Internet business, such copies may be used for example as screening cassettes, duplicate masters furnished to one or more television, Pay-Per-View or Internet systems or copies to be used as promotional or marketing materials in connection with CSB's business activities or those of its licensees. Such copies may not be sold or distributed by CSB or any affiliate or licensee of CSB to the public as a separate product, such as a VHS cassette, CD-ROM or DVD disc.

     2.9. The right to advertise and publicize the Pictures, their exhibition and/or any exploitation of the Pictures contemplated hereunder. This right shall include the right to use all or any portion of the Pictures in any medium or by any means to advertise or publicize any of CSB's business activities.

     2.10. In addition, whether or not any new video or film produced by Licensor is licensed hereunder by CSB for satellite, cable or DBS broadcast, CSB shall have exclusive Internet Rights (as detailed in Sections 2.1. and 2.3. above) for all new videos and films produced by Licensor during the next five
(5) years, which rights shall commence upon the release of the respective video or film and continue for five (5) years thereafter, subject only to Licensor's right to use the pictures on its own web sites and Internet mall (which shall also be exclusive to licensor for the 90-day period referred to in Section 6 below); and the further limitation that the Internet rights for all non-heterosexual titles and the titles currently under license to Playboy Enterprises shall be non-exclusive.

     Hereinafter, all of the rights granted under this Section may be referred to collectively as the "Rights."

3. TERM

     3.1. This Agreement shall have a term of seven (7) years commencing on the date of delivery of the first Picture to CSB pursuant thereto. Thereafter, CSB's rights to the Catalog Pictures may be renewed on a non-exclusive basis for a term of seven (7) additional years upon CSB's payment to Licensor of $400,000 in cash or New Frontier common stock.

     3.2. Notwithstanding the provisions of paragraph 3.1. hereof, as to New Releases such Rights shall continue for a term of five (5) years commencing upon the earlier of the date of the first exhibition of the Picture by CSB or ninety
(90) days after delivery of each such New Release to CSB. In addition, CSB shall have the right to renew its rights for any of the New Releases for a term of five (5) additional years upon payment to Licensor of an amount equal to twenty five percent (25%) of the license fee paid hereunder for such Pictures.

4. TERRITORY

     The territory in which Licensor may exercise each and all of the rights granted herein shall be the territory of North, Central and South America ("Territory"), except that due to the nature of the Internet, the Internet Rights granted herein are worldwide in scope. CSB's rights may be exercised in any country in. and throughout the Territory, including their respective territories and possessions.

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5. DELIVERY OF PICTURES TO CSB

     5.1. All motion pictures released and still photographs published by Licensor on or prior to June 30, 1999 are referred to herein as the "Catalog Pictures". A list of 3,234 of those motion pictures setting forth their titles is set forth on Exhibit A hereto. Licensor agrees to update the attached list within 90 days to indicate therein the titles of all of the Catalog Pictures, the dates on which they are expected to become available for use by CSB, their dates of production and such other information as may be reasonably requested by CSB. Any motion pictures acquired by Licensor on an individual or bulk purchase basis (from and after July 1, 1999) shall not be considered "Catalog Pictures" or "New Releases". In addition, Licensor will deliver such screening cassettes, editing masters or other material as may be requested by CSB, to permit CSB to evaluate and use the Catalog Pictures. CSB shall have the right to select as many Catalog Pictures as it desires to exploit in the Territory.

     5.2. Commencing in August 1999, CSB shall, to the extent available, pre-select, on a monthly basis, as Pictures hereunder, up to three (3) new motion pictures hereafter produced by Licensor or its affiliated companies each month throughout the Term hereof, and Licensor shall make available to CSB for such pre-selection no less than six (6) new motion pictures at a license fee of $12,500 per title, which three (3) new motion pictures shall be in addition to the two (2) "premier" titles which CSB has been licensing per month from Licensor's "Gonzo", "Amazing", "Toxxxic" or similar collections at a license fee of $3,000 to $5,000 a title. In addition, at such time as Licensor's existing license agreement with Playboy Enterprises is terminated prior to its term, CSB agrees to pre-select two (2) additional new motion pictures, to the extent then available, at a license fee of $14,000 per title; provided, that: (i) at least one of the two (2) additional new motion pictures is shot on film (as opposed to video); and (ii) the two (2) additional new motion pictures are reasonably visually distinctive from the other new motion pictures delivered to CSB that month (e.g., have different directors, different stars, different story lines and a different general look from the other delivered movies). If the Playboy Enterprises contract expires pursuant to its terms, CSB agrees that its obligation to pre-select additional new motion pictures shall relate to an additional three (3), not two (2), additional new motion pictures, and all references in the preceding sentence "two (2) additional new motion pictures" shall be deemed to refer to "three (3) additional new motion pictures". All such new motion pictures provided by Licensor to CSB are hereinafter referred to as the "New Releases".

     5.3. Upon receipt of delivery materials relating to each Picture hereunder, including each New Release, CSB shall have a period of 3O days within which to evaluate all such materials and determine whether they are acceptable to CSB. CSB shall have the absolute right to reject any films submitted for technical reasons or for reasons related to CSB's editing standards. If CSB's rejection is for technical reasons, CSB shall promptly notify Licensor of the technical defects in the material delivered and Licensor will remedy any and all such defects, at no cost to CSB, within ten (10) days of receipt of such notice. If CSB's rejection is for reasons related to its editing standards, Licensor will replace the rejected Picture(s) within thirty (30) days after Licensor receives notice of such rejection, with another Picture(s) in the same category as that of the Picture rejected. It is acknowledged and agreed that to the extent that any of the Pictures are of a general quality equivalent to Licensor`s current CalVisa line of motion pictures, such Pictures shall be deemed to meet CSB`s general quality standards.

6. EXCLUSIVITY

     Except with respect to the pre-existing rights of third parties to the Catalog Pictures, all still photographs within the "Catalog Pictures" and for Licensor's rights relating to the Internet and Kiosk Transmission Service, as further described below, each and all of the Rights granted to CSB hereunder shall be exclusive to CSB during the Term and Licensor agrees to take all action necessary to ensure that CSB is accorded the right to exploit such Rights without interference from any third party.

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     Licensor will retain exclusive Internet rights over the New Releases during the first ninety (90) days following the release date of all New Releases, except that CSB may use the New Releases on the Internet for promotional purposes only (and not for commercial use or in connection with a multiple channel feed). Thereafter, CSB shall have exclusive Internet Rights to the New Releases for seven (7) years, subject only to Licensor's right to continue to use the New Releases on its own web site and Internet mall. Notwithstanding the foregoing, the Internet Rights granted to CSB shall be non-exclusive for the non-heterosexual and Playboy Enterprises movies described in Section 2.10. above; and, provided, further, that Licensor shall not be permitted to use the Pictures to license or distribute to any independent third party provider of Internet content a thousand channel or similar multiple feed or video on demand product. Licensor may however, develop and market a Kiosk Transmission Service, utilizing the Pictures wherein a retail customer selects a purchase of a Picture in a recorded medium from a retail establishment's booth facility.

7. PAYMENT BY CSB

     In full consideration of all of the Rights granted hereunder and each of the terms and conditions of this Agreement, and conditioned upon Licensor's full and faithful performance of all obligations to be performed hereunder, CSB agrees to pay Licensor as follows:

     7.1. CSB agrees to deliver to Licensor a total of 500,000 shares (the "Catalog Shares") of restricted common stock of New Frontier Media, Inc. ("New Frontier"), the parent company of CSB, and to cause the issue to Licensor warrants to purchase an additional 100,000 shares of common stock of New
Frontier at Market (as hereinafter defined) or the date this Agreement is executed, in the form attached hereto. In addition, and in further consideration of the rights granted to CSB under Section 2.10. above, CSB and New Frontier agree to issue to Licensor warrants to purchase an additional 100,000 shares of common stock of New Frontier at Market on the first, second, third and fourth anniversary of the execution date of this Agreement, in the form attached hereto (for a total of 500,000 warrant shares). For the purpose of this Agreement, the term "at Market" shall mean the average closing price for shares of common stock of either New Frontier or Licensor, as applicable, for the ten (10) day period immediately preceding the date such determination is made.

     7.2. With respect to each New Release delivered to CSB hereunder and accepted by CSB, CSB shall pay Licensor 25% of the license fee then due upon the acceptance of the master for each such New Release and the balance within seventy five (75) days thereafter.

     7.3. In consideration of CSB's other obligations to Licensor hereunder, to wit the delivery of IGallery's services pursuant to Section 14.3. below, Licensor shall issue to New Frontier 250,000 restricted shares of its common stock and warrants to purchase 50,000 restricted shares of its common stock at Market (as defined above) on the date of execution of this Agreement. In addition, on each of the first, second, third and fourth anniversaries of the execution date Licensor shall issue to New Frontier warrants to purchase an additional 50,000 shares of its common stock at Market (for a total of 250,000 warrant shares).

8. COSTS AND EXPENSES

     8.1. Licensor shall he responsible for paying all production costs related to the production of the Pictures.

     8.2. As between Licensor and CSB, CSB shall be responsible for all scanning, editing and duplication costs and making all payments which may be required to be paid on account of CSB's exercise of its rights hereunder, except to the extent such payments are the responsibility of Licensor, as set forth in
Section 8.1. above. Licensor shall lend CSB edit copies of the Pictures (for which those produced after 12/96 shall conform to the technical specifications attached hereto), which edit copies will be returned to Licensor after duplication.

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9. CONFIDENTIALITY

     Neither Licensor nor CSB shall disclose to any third party (other than their respective employees, agents or representatives in their capacity as such), any information with respect to the financial terms and provisions of this Agreement except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event, the party making such disclosure shall so notify the other, in writing, within five (5) days, and shall seek confidential treatment of such information, (ii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided, however, that such parent company, auditors, and attorney's agree to be bound by the provisions of this paragraph 9, (iii) in order to enforce its rights pursuant to this Agreement, and (vi) to any bona fide prospective purchaser of the stock or assets of such party.

10. REPRESENTATIONS AND WARRANTIES OF CSB

     CSB hereby represents and warrants that it has the full power and authority to enter into this agreement and to fully perform its obligations under this Agreement, that the agreement is an enforceable and binding agreement, and that it does not conflict with any other agreement or obligation of CSB. New Frontier Media, Inc. has executed this Agreement for the limited purpose of acknowledging its consent to the issuance of its restricted common stock and warrants to Licensor.

11. REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

Licensor hereby warrants and represents to CSB as follows:

     11.1. Licensor owns all appropriate and necessary rights in and to the Pictures which are the subject hereof to permit CSB to peacefully exercise each of the Rights granted hereunder without interference from any third party and without claim that such exercise constitutes a violation of the rights of any third party, except for the pre-existing rights of certain third parties with respect to cable and satellite distribution and certain identified Pictures for which Licensor may not have acquired the Internet Rights. Licensor represents and warrants that when it delivers to CSB the updated schedule of Pictures contemplated by Section 5.1. above, the schedule will contain a listing of all available rights and that it will indicate that no less than 2,250 Pictures shall have been licensed hereunder to CSB with complete video on demand and Internet Rights. The Licensor guarantees to CSB that each of the Pictures was produced in compliance with all applicable laws, that all actors and actresses in the Pictures were over 18 years of age when they rendered their performance, and that all Documentation, including but not limited to, proper age/consent documents are maintained on file as required by law and may he inspected by CSB or its designated agent during normal business hours upon request with 24-hour notice.

     11.2. Licensor is the sole owner of all Rights granted to Licensee hereunder; Licensor has not previously assigned, pledged, or otherwise encumbered the same; the Pictures do not violate any rights of privacy; the Pictures are not defamatory; neither the Titles, the documentation, nor an parts thereof, nor any materials contained therein or synchronized therewith, nor the exercise of any right, violated or will violate, or will infringe, any trademark, trade name, contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personal, private, civil, or other property right or right of privacy or any similar law or regulation or other right whatsoever of, or slanders or libels, any person, firm, corporation, or association whatsoever. Notwithstanding the foregoing, Licensor makes no representation or warranties with respect to the laws or regulations of any state, country or territory outside of the United States and/or the States of Alabama, Kentucky, Mississippi, Oklahoma, Utah, North Carolina, South Carolina, Tennessee or West Virginia, or Northern Florida, or any other jurisdiction hereinafter adopting laws or regulations similar to the laws of such named states.

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12. INDEMNITY

     12.1. Each party hereto shall at times defend, indemnify and hold harmless the other and their parent, subsidiary and affiliated companies, successors, licensees and assigns and their respective officers, directors, employees and agents (herein, the "Indemnified Parties"), against and from any and all claims, damages, liabilities, costs and expenses, including reasonable counsel lees (collectively "claims") arising out of any breach by such party (herein, the "Indemnitor") of any representation, warranty, covenant or other provision hereof. The Indemnified Parties shall notify the Indemnitor in writing of each such claim, and shall have the right to defend such claims through counsel of its own choosing.

     12.2. The Indemnified Parties shall afford the Indemnitor the opportunity to participate in any compromise, settlement, litigation or other resolution of a third party claim, or, in the event the Indemnitor elects not to defend such claim, the Indemnified Parties may assume the defense of any such claim or litigation, at Indenmitor's cost and expense, with counsel of Indemnified Parties' own choosing. In the event the Indemnitor elects to assume the defense, the Indemnitor shall afford Indemnified Parties the opportunity to participate fully in such defense at Indemnified Parties' expense.

     12.3. Neither party shall compromise, settle or otherwise resolve any such claim or litigation without the other party's prior written consent, which shall not be unreasonably withheld; provided, however, that failure to respond within five (5) business days following receipt of written notice of such proposed compromise shall constitute consent to the proposed compromise, settlement or resolution.

     12.4. All representations, warranties and indemnities contained in this Agreement shall survive an independent investigation made by Indemnified Parties and the suspension or the termination of this Agreement.

13. SEVERABILITY

     Subject to this section, if any provision of this Agreement or the application thereof to any party of circumstance shall, to any extent, be invalid and/or enforceable, the remainder of this Agreement and the application of such provision to any other parties or circumstances other than those as to which it is held invalid and/or unenforceable, shall not be affected thereby, and each such other term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

14. OTHER AGREEMENTS

     14.1. The Licensor and CSB shall promptly execute, acknowledge, and deliver or promptly procure the execution, acknowledgement and delivery of any and all further assignments, agreements and instruments which may be deemed reasonably necessary or expedient to effectuate the purposes of this Agreement.

     14.2. For five (5) years, Licensor shall use its reasonable commercial efforts to promote CSB's stations and affiliated web sites in all its publications, videos and, products, etc. in accordance with CSB's reasonable requests, including, but not limited to, providing free advertising space therein for CSB's stations and web sites and permitting CSB to use, at its sole cost and expense, female cast members from Licensor's motion pictures as promotional spokespersons for CSB's Stations and affiliated web sites. In addition, the parties shall discuss in good faith the feasibility of establishing a 5O/50 joint venture to distribute and produce live Internet feeds for broadcast on Licensor's and CSB's web sites. Licensor and CSB shall also explore areas in which they can assist each other, such as in the launch of a new CSB channel.

     14.3. For five (5) years, CSB shall use its reasonable commercial efforts to promote Licensor's Pictures and web sites on all CSB stations and affiliated web sites, in accordance with Licensor's reasonable requests, including, but not limited to, placing banners in reasonanly prominent areas on the Interactive Gallery, Inc. ("IGallery") sites. In this record, IGallery will send marketing

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

e-mails to its database of webmasters, place links in its webmaster portal (http:\\www.igallery.net) and place links on its IGallery Tips & Tricks newsletter. In addition, during this period Licensor and IGallary each agree to direct a portion of their exit traffic from and to their respective Internet sites upon discounted-to-actua1 cost rates, subject to the conversion ratios for such traffic being reasonably in line with industry averages. IGallery will cause Interactive Telecom Network, Inc. ("ITN") to offer to assist Licensor in back-end technical management of the Licensor's web sites, including, offering competitive rates for co-location of servers, dedicated Internet access, systems administration and website management, the streaming of media products, network security solutions, DNS management, server-rack rental, customer service and credit card clearing services, all as may be more particularly described and set forth in a separate agreement between ITN and Licensor. IGallery has executed this Agreement for the limited purpose of being bound to the obligations set forth in this Section 14.3.

     14.4. CSB covenants and agrees to adhere to the Licensor's reasonable practices and policies with respect to protecting the copyrights owned by Licensor in the licensed Pictures.

15. WAIVERS

     No vaiver by either party of any breach or default under this Agreement shall be deemed to be a waiver of any proceeding or subsequent breach or default.

16. NOTICES

     All notices or remittances which either party may wish to serve and/or may be required to serve on the other under this Agreement, shall be in writing and shall be served by personal delivery thereof or by prepaid certified mail, return receipt requested, or by prepaid overnight air express delivery, addressed to the respective parties at their addresses herein above set forth.

17. RELATIONSHIP OF THE PARTIES

     Nothing in this Agreement contained shall be deemed to constitute either of the parties being an agent of the other. Neither party shall hold itself out contrary to the terms of this Agreement and neither party shall become liable by reason of any representation, act or omission of the other contrary, to the provisions hereof. Licensor is in all respects acting an independent contractor.

18. TERMINATION

     This Agreement may be terminated by either party upon written notice to the other party if such other party shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or any proceeding is commenced by or against such party (or in the case of CSB, by or against New Frontier) under any provision of the U.S. Bankruptcy Code or under other bankruptcy or insolvency law, including assignment for the benefit of creditors (and in the case of an involuntary proceeding, such proceeding is not dismissed within 60 days or the filing thereof), or any such party's securities are delisted from Nasdaq. In addition, Licensor may terminate this Agreement upon no less than three (3) business days prior notice if CSB shall be in arrears to Licensor for license fees due to it hereunder in an amount equal to or in excess of $200,000, and CSB shall not have cured such breach within two (2) business days of its receipt of such notice. Moreover, Licensor may terminate this Agreement should CSB fail to pre-select 36 new motion pictures, as described in Section 5.1. above, over any consecutive 15 month period commencing after January 1, 2000. Should Licensor terminate this Agreement by reason of an action or conduct of CSB proscribed under this Section 18, all rights herein granted CSB shall forthwith terminate and revert to Licensor.

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


19. ENTIRE AGREEMENT

     This Agreement contains the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral, pertaining to the subject matter hereof and cannot be modified except by a written instrument signied by the parties hereto. In this regard, that certain Program Supply Agreement, dated July 22, 1998 between the parties is hereby terminated.

20. APPLICABLE LAWS

     This Agreement shall be governed by the laws of the State of California and the federal laws of the United States of America applicable therein.

21. ASSIGNMENT

     This Agreement may not he assigned by either party hereto, by operation of law or otherwise without the express written consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned.

22. COUNTERPARTS

     This Agreements may be executed in counterparts, each of which shall constitute an orginal and all of which, when taken together, shall constitute one agreement.

23. PARTIES BOUND BY AGREEMENT

     This Agreement is binding upon the parties hereto and upon their respective successors and permitted assigns.

24. ARBITRATION.

     Any dispute or claim arising under or with respect to this Agreement which is incapable of resolution by the parties hereto will be resolved by arbitration before one (1) arbitrator in Los Angeles, California in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"). The appointing agency shall be the AAA. The decision or award of the arbitrator shall be final and binding upon the parties. Any arbitrage award may be entered as a judgment or order in an court of competent jurisdiction.

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


25. HEADINGS

     Headings or captions contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first herein above.


LICENSEE:

COLORADA SATELLITE BROADCASTING, INC.                    ATTEST:

/s/ Michael Weiner
------------------                                       -----------------
By: Michael Weiner, Executive VP and Secretary



LICENSOR:

METRO GLOBAL MEDIA, INC.                                 ATTEST:

/s/ Janet Hoey
--------------                                           ------------------
By: Janet Hoey, Treasurer




METRO, INC.                                              ATTEST:

/s/ Greg Alves
--------------                                           -------------------
By: Greg Alves, Vice-President



NEW FRONTIER MEDIA, INC. hereby guarantees the obligations of its subsidiary, Colorado Satellite Broadcasting, Inc. hereunder and shall be bound to the provisions of Section 7 regarding the issuance of its Common Stock and warrants therefor.

NEW FRONTIER MEDIA, INC.                            ATTEST:

/s/ Micharl Weiner
------------------                                  --------------------
By: Michael Weiner,  Executive Vice President

ACKNOWLEDGEED  AND AGREED with respect to the provisions of the last sentence of
Section 14.3. only:

INTERACTIVE GALLERY, INC.                           ATTEST:

/s/ Gregory Dumas
-----------------                                   --------------------
By: Gregory Dumas, President



                                       10